EXHIBIT No. 99.1

Financial Statements
With Report of Independent Registered Public Accounting Firm

Chemical Financial Corporation
2001 Stock Purchase Plan
for Subsidiary and Community Bank Directors

December 31, 2006

Report of Independent Registered Public Accounting Firm

Plan Administrator
Chemical Financial Corporation
2001 Stock Purchase Plan for Subsidiary and Community Bank Directors

We have audited the accompanying statement of financial condition of the Chemical Financial Corporation 2001 Stock Purchase Plan for Subsidiary and Community Bank Directors as of December 31, 2006 and the related statement of income and changes in plan equity for the year ended December 31, 2006. These financial statements are the responsibility of the Plan's Administrator. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Plan's internal control over financial reporting. Our audit included considerations of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Plan's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the Plan Administrator, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Chemical Financial Corporation 2001 Stock Purchase Plan for Subsidiary and Community Bank Directors as of December 31, 2006 and the results of its operations and changes in its plan equity for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ Andrews Hooper & Pavlik P.L.C. Certified Public Accountants

Saginaw, Michigan
February 28, 2007

Chemical Financial Corporation
2001 Stock Purchase Plan
for Subsidiary and Community Bank Directors

Statements of Financial Condition

	December 31 2006	December 31 2005
Assets
Cash	$1,066	$867
Common stock receivable of Chemical
Financial Corporation, at market value - (7,107 shares at a cost of $223,263 at December 31, 2006 and 7,861 shares at a cost of $254,942 at December 31, 2005)	236,663	249,665
Total Assets	$237,729	$250,532

Plan Equity
Plan equity (58 participants at December 31, 2006 and 50 participants at December 31, 2005)	$237,729	$250,532

See accompanying notes.

Chemical Financial Corporation
2001 Stock Purchase Plan
for Subsidiary and Community Bank Directors

Statements of Income and Changes in Plan Equity

Additions	Year Ended December 31 2006	Year Ended December 31 2005	Year Ended December 31 2004

Participant contributions	$217,625	$249,525	$227,925
Dividend equivalents and
fractional share interests	5,863	5,400	3,564
	223,488	254,925	231,489

Deductions
Plan distributions	249,810	267,381	255,431
	(26,322)	(12,456)	(23,942)
Net unrealized appreciation (depreciation)
in fair value of common stock receivable	13,519	(5,135)	36,012
Net increase (decrease)	(12,803)	(17,591)	12,070
Plan equity at beginning of period	250,532	268,123	256,053
Plan equity at end of period	$237,729	$250,532	$268,123

See accompanying notes.

Chemical Financial Corporation
2001 Stock Purchase Plan
for Subsidiary and Community Bank Directors

Notes to Financial Statements
December 31, 2006

Note 1 - Description of the Plan

The Chemical Financial Corporation 2001 Stock Purchase Plan for Subsidiary and Community Bank Directors (Plan) was made effective by Chemical Financial Corporation (Corporation) on March 25, 2002. The Plan is designed to provide non-employee directors of the Corporation's subsidiaries and community banks, who are neither directors nor employees of the Corporation, with a convenient method of acquiring Corporation stock. The Plan provides for a maximum of 75,000 shares of the Corporation's common stock, $1.00 par value (Common Stock), subject to adjustments for certain changes in the capital structure of the Corporation as defined in the Plan (including stock dividends and stock splits), to be available under the Plan.

Subsidiary directors and community bank directors, who elect to participate in the Plan, may elect to contribute to the Plan fifty percent or one hundred percent of their director retainer fees and/or fifty percent or one hundred percent of their board of director fees and/or fifty percent or one hundred percent of their director committee fees, earned as directors or community bank directors of the Corporation's subsidiaries. Participant contributions to the Plan are made by the Corporation's subsidiaries on behalf of each electing participant. As of the last day of each month, each participant's cash account is debited for the purchase of whole shares of the Corporation's stock that is credited to a separate participant stock account. The stock purchased under the Plan during the calendar year is issued by the Corporation directly to the participants in the following calendar year. The Plan provides for dividend equivalents to be credited to each participant's cash account as of the dividend record date of the Corporation's common stock. Dividend equivalents are calculated by multiplying the Corporation's dividend rate by the number of shares of common stock in each participant's stock account as of the Corporation's dividend record date. The Plan also provides for an appropriate credit to each participant's stock account for stock dividends, stock splits or other distributions of the Corporation's common stock by the Corporation. Fractional shares calculated as a result of the above adjustments are converted to cash based on the market price of the Corporation's common stock and are credited to each participant's cash account. Plan participants may terminate their participation in the Plan, at any time, by written notice of withdrawal to the Corporation. Participants will cease to be eligible to participate in the Plan when they cease to serve as directors or community bank directors of subsidiaries of the Corporation. Upon withdrawal from the Plan, each participant will receive the shares of common stock of the Corporation in their participant stock account and the cash in their participant cash account.

Chemical Financial Corporation
2001 Stock Purchase Plan
for Subsidiary and Community Bank Directors

Notes to Financial Statements (continued)
December 31, 2006

Note 1 - Description of the Plan (continued)

The Plan had 48,836 shares and 56,697 shares as of December 31, 2006 and 2005, respectively, of the Corporation's common stock available for future issuance.

The Corporation reserves the right to terminate or amend the Plan at any time, provided, however, that no termination or amendment shall affect or diminish any participant's right to the benefit of contributions made by him/her prior to the date of such amendment or termination.

The Plan provides that all expenses of the Plan and its administration shall be paid by the Corporation.

The Plan is not qualified under Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended. The Plan does not provide for income taxes because any income is taxable to the participants. Participants in the Plan must treat as taxable income the contributions made to the Plan by the Corporation's subsidiaries on their behalf. Dividend equivalents and any other cash credited to the participants' cash accounts are taxable to the participants for Federal and state income tax purposes in the year such dividend equivalent or cash is credited to the participant cash account. Upon disposition of the common stock of the Corporation issued under the Plan, participants must treat any gain or loss as long-term or short-term capital gain or loss depending upon when such disposition occurs.

Chemical Financial Corporation
2001 Stock Purchase Plan
for Subsidiary and Community Bank Directors

Notes to Financial Statements (continued)
December 31, 2006

Note 2 - Summary of Accounting Policies

Valuation of Common Stock Receivable

Common stock receivable of the Corporation is recorded at the market value per share of the Corporation's common stock multiplied by the number of shares receivable at the valuation date. Market value is based on the closing price of the Corporation's common stock at year end ($33.30 per share at December 31, 2006 and $31.76 per share at December 31, 2005).

Income

Dividend equivalents and fractional share interests are accrued on the Corporation's dividend or other record date.

Contributions

Contributions are accounted for on the accrual basis.

Chemical Financial Corporation
2001 Stock Purchase Plan
for Subsidiary and Community Bank Directors

Notes to Financial Statements (continued)
December 31, 2006

Note 3 - Contributions

Contributions for participants by the participating companies were as follows:

Participating Company	Year Ended December 31 2006	Year Ended December 31 2005	Year Ended December 31 2004

Chemical Bank	$217,625	$87,650	$94,575
Chemical Bank Shoreline		90,700	62,850
Chemical Bank West		67,175	65,700
CFC Financial Services, Inc.		2,000	2,400
CFC Title Services, Inc.		2,000	2,400
Total Participant Contributions	$217,625	$249,525	$227,925

Report of Independent Registered Public Accounting Firm

Plan Administrator
Chemical Financial Corporation
2001 Stock Purchase Plan for Subsidiary and Community Bank Directors

We have audited the accompanying statements of financial condition of the Chemical Financial Corporation 2001 Stock Purchase Plan for Subsidiary and Community Bank Directors as of December 31, 2005 and the related statements of income and changes in plan equity for each of the two years ended December 31, 2005. These financial statements are the responsibility of the Plan's Administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Plan's internal control over financial reporting. Our audits included considerations of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Plan's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the Plan administrator, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Chemical Financial Corporation 2001 Stock Purchase Plan for Subsidiary and Community Bank Directors as of December 31, 2005 and the results of its operations and changes in its plan equity for each of the two years ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young

Detroit, Michigan
March 6, 2006